EXHIBIT 99.1

Open Energy Signs Distribution Agreement with Petersen-Dean

Deal includes commitment to install 100 solar homes per month, representing sales of over $20 million in 2008.

Solana Beach, Calif., November 20, 2007 — (MARKETWIRE) — Open Energy Corp. (OTCBB: OEGY) (“Open Energy” or the “Company”) is pleased to announce that effective November 16, 2007 Open Energy signed a distribution agreement with Tri-Valley Wholesale and Petersen-Dean Roofing Systems, one of the largest residential and commercial roofing contractors in the US, to supply SolarSave® PV Tiles on new homes across the country. The agreement includes a minimum commitment to purchase Open Energy’s SolarSave® products, including tiles and balance of system equipment. Petersen-Dean Roofing joins Eagle Roofing as Open Energy Corporation’s exclusive channel partners for its building-integrated SolarSave® PV Tile products.

Open Energy President and COO David Field said, “This contract with Petersen-Dean is a validation of our superior BIPV products, and our go to market strategy of utilizing building industry professionals as our sales, installation and service channel partners. Petersen-Dean is one of the premier roofing contractors in the country, and we are honored to be working with them to bring safe, secure, renewable energy to homeowners across the country.”

Jim Petersen, CEO of Petersen-Dean, added, “After careful research into the market, we believe that solar electric systems can significantly reduce the energy costs and increase the property values of our clients. We believe that SolarSave® Tiles integrated with standard cement tiles provide an elegant and functional solution for incorporating solar systems into tile roofed homes. We are committed to this business and believe that with Open Energy’s involvement we are positioned for tremendous growth and success.”

Open Energy will support Petersen-Dean’s efforts with installation and service training, system design and engineering, solar rebate processing, and promotional materials. Open Energy Corporation’s supply arrangements with Suntech Power of China will help ensure that Petersen-Dean’s volume requirements will be met.

About Open Energy Corporation (OTCBB: OEGY)

Open Energy Corporation is a renewable energy company focused on the development and commercialization of a portfolio of solar technologies capable of delivering cost-competitive power and related commodities on a global basis. Open Energy offers “award-winning,” high efficiency building-integrated photovoltaic (PV) roofing materials for residential and commercial customers. Marketed under the trade name SolarSave(TM), the product line includes roofing tiles, membranes, and custom architectural PV glass, and balance of systems equipment. The Company’s Vision is to utilize both current and advanced PV technologies, to develop and supply these products exclusively to the building and roofing channels. For more information on Open Energy Corporation, please visit www.openenergycorp.com.

About Petersen-Dean Roofing Systems (www.needaroof.com)

Petersen-Dean, based in northern California, has operations from California to Texas and in Florida. Founded more than 20 years ago, Petersen-Dean serves new home builders, existing home owners, commercial contractors and property owners, and public projects.

Safe Harbor for Forward-Looking Statements

Except for statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Open Energy to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, customer demand for its products, the execution of definitive agreements related to the transactions described within this release, the ability of either or both parties to perform under such definitive agreements, the Company and its vendors ability to scale up manufacturing to meet demand, and other factors over which Open Energy has little or no control. Open Energy undertakes no obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under applicable law.

CONTACT:
Open Energy Corporation
Investor Relations
Boundary Point Investor Relations
Brad Long
866.469.6349
blong@openenergycorp.com

CONTACT:
Open Energy Corporation
Corporate Contact
David Field, President & COO
958.794.8800
dfield@openenergycorp.com

CONTACT:
Petersen-Dean Roofing Systems
Jim Petersen
212.375.2953
jpetersen@petersendean.com